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                                                                      EXHIBIT 21

                   SUBSIDIARIES OF STEINER LEISURE LIMITED


               OWNED BY STEINER LEISURE LIMITED
               --------------------------------

                                             JURISDICTION OF
        NAME OF SUBSIDIARY                    INCORPORATION
-----------------------------------         ------------------
CT Maritime Services, L.C.                  Florida
Cosmetics Limited                           The Bahamas
EBSC International Limited                  The Bahamas
Elemis Limited                              United Kingdom
Steiner Beauty Products, Inc.               Florida
Steiner Spa Resorts Limited                 The Bahamas
Steiner Training Limited                    United Kingdom
Steiner Transocean Limited                  The Bahamas


                   OWNED BY COSMETICS LIMITED
                   -------------------------

                                             JURISDICTION OF
        NAME OF SUBSIDIARY                    INCORPORATION
-----------------------------------         ------------------
Spa Resources Limited                       The Bahamas


                    OWNED BY ELEMIS LIMITED
                    -----------------------

                                             JURISDICTION OF
        NAME OF SUBSIDIARY                    INCORPORATION
-----------------------------------         ------------------
EJ Contracts Limited                        United Kingdom
Emma Steiner Limited                        United Kingdom


                   OWNED BY STEINER TRAINING LIMITED
                   ---------------------------------

                                             JURISDICTION OF
        NAME OF SUBSIDIARY                    INCORPORATION
-----------------------------------         ------------------
Steiner Group Limited                       United Kingdom